Exhibit 10.1

BioLargo, Inc.

Engagement Extension Agreement

July 17, 2013

This Engagement Extension Agreement (the “Extension”) references the Engagement Agreement and Scope Letter dated February 1, 2008 (“2008 Agreement”) by and between CFO 911 (the “Advisor)” and BioLargo, Inc. (the “Company”), and written extensions to the Agreement (the “Prior Extensions”), pursuant to which Charles K. Dargan II has been serving as the Company’s Chief Financial Officer. The parties desire to extend the terms of the prior agreements for a period of one year, pursuant to the terms of this Extension. The 2008 Agreement, the Prior Extensions and this Extension are collectively referred to herein as the “Agreement”.

Except as expressly amended or modified herein, all terms and conditions set forth in the 2008 Agreement and Prior Extensions are incorporated herein by this reference, and continue to be in full force and effect. The parties acknowledge and confirm that Mr. Dargan has been serving as the Company’s Chief Financial Officer, and continues to do so through today’s date. Retroactively effective as of February 1, 2013, the Advisor and the Company hereby agree to extend the Term of the engagement as set forth in the 2008 Agreement for one year (the “Extended Term”) to expire January 31, 2014. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days’ written notice. Upon the expiration of this Agreement on January 31, 2014, unless this agreement has been terminated, Advisor shall continue to serve as the Company’s Chief Financial Officer until new terms are agreed upon.

All terms regarding compensation to the Advisor are amended and replaced by the following. During the Extended Term, the Advisor shall receive the compensation as set forth in this Extension. The Company shall issue to Charles K. Dargan II an option (the “Option”) to purchase 300,000 shares of the Company’s common stock, pursuant to the Company’s 2007 Equity Incentive Plan. The Option shall vest over a period of 12 months, with 125,000 shares having vested as of the July 17, 2013 execution of this agreement, and an additional 25,000 shares vesting the first day of each month thereafter, so long as this Agreement is in full force and effect, and with any such remaining unvested portion to vest on January 31, 2014. The Option shall be exercisable at $0.30 per share, and shall expire July 17, 2023.

AGREED TO AND ACCEPTED THIS 17th DAY OF JULY, 2013

CFO 911		BioLargo, Inc.
8055 W. Manchester Ave., Suite 405		3500 W. Garry Ave.
Playa del Rey, CA 90232		Santa Ana, CA 92704

By:	/S/ CHARLES K. DARGAN II	By:	/S/ DENNIS P. CALVERT
Name:	Mr. Charles K. Dargan II	Name:	Mr. Dennis P. Calvert
Title:	Chief Executive Officer	Title:	President
Date Signed: July 17, 2013		Date Signed: July 17, 2013